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                                  EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the registration statements of Crown Group, Inc. and subsidiaries on Form S-8 (File Nos. 33-59519, 33-59527, 33-41960, 33-22590, 33-71090 and 333-38475) of our report dated August 12, 1999, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 12, 1999 relating to the financial statement schedule, which appears in this Form 10-K.






Dallas, Texas                                        PricewaterhouseCoopers LLP
August 13, 1999